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                                                                      Exhibit 10


Ahold's acquisition of U.S. Foodservice clears HSR regulatory hurdle successfully

TENDER OFFER EXPIRES APRIL 7


      Zaandam, The Netherlands/ Columbia, Maryland (US), March 27, 2000 - Royal Ahold, the international food provider, and U.S. Foodservice announced today that the waiting period required under the United States Hart-Scott-Rodino (HSR) Antitrust Improvements Act expired on March 25, 2000 in connection with Ahold's acquisition of U.S. Foodservice. Ahold and U.S. Foodservice announced on March 7 their agreement providing for Ahold's acquisition of all outstanding common shares of U.S. Foodservice, America's second largest food service distributor. Now that the waiting period has expired, Ahold has cleared the HSR regulatory hurdle successfully. Ahold's tender offer for U.S. Foodservice, which was commenced on March 13, 2000, is scheduled to expire at 12:00 midnight, New York City time, on Friday, April 7, 2000.

U.S. Foodservice

   U.S. Foodservice (NYSE:UFS), with sales of approximately $7 billion, is one of the largest broadline foodservice distributors in the United States distributing food and related products to restaurants and institutional foodservice establishments across the continental United States. U.S. Foodservice markets and distributes more than 43,000 national, private label and signature brand items to over 143,000 food service customers, including restaurants, hotels, healthcare facilities, cafeterias and schools, and employs more than 13,250 food service professionals. U.S. Foodservice's diverse customer base encompasses independent and chain businesses as well as consumers through its e-commerce website www.nextdaygourmet.com.

Ahold

   Ahold operates 4,000 supermarkets, superstores, hypermarkets and other store formats in the United States, Europe, Central and South America, and Asia, with 1999 sales of Euro 33.6 billion and net earnings in 1999 totaling Euro 725.1 million. Ahold shares are listed in Amsterdam and Zurich, and as ADRs on the New York Stock Exchange (AHO).


For more information contact:

Koninklijke Ahold N.V.               U.S. Foodservice

Albert Heijnweg 1                    Robert Gillison
1507 EH Zaandam                      Treasurer/Investor Relations
The Netherlands                      410-312-7512
Tel.: 31-75-659-5720
Fax: 31-75-659-8360                  News Organizations Contact:
www.ahold.nl                         Bonna Walker
corp.communications@corp.ahold.nl    Vice President Marketing & Public Relations
                                     410-312-7520



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